UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of Incorporation)

001-38352

(Commission File Number)

47-4116383

(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew E. Winter as a Member of the Board of Directors

ADT Inc. (the “Company”) has appointed Mr. Matthew E. Winter as a member of the Company’s Board of Directors (the “Board”) and audit committee, effective March 6, 2018. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018 and prior to that served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter also serves on the board of directors and the audit and compensation committees of H&R Block Inc. Mr. Winter has been actively involved in a number of non-profit organizations and currently serves on the board of directors of Feeding America. Mr. Winter holds a Bachelor of Science degree from the University of Michigan, a Juris Doctor degree from the Albany Law School of Union University and a Master of Laws degree from the University of Virginia School of Law. A copy of the press release announcing the appointment of Mr. Winter to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Determination of Cash Bonus Awards for Fiscal Year 2017

On March 5, 2018, the compensation committee of the Board approved cash bonus awards for the fiscal year ended December 31, 2017, for the Company’s Named Executive Officers identified in the Company’s prospectus, dated as of January 18, 2018 (the “Prospectus”), filed as part of the Company’s registration statement on Form S-1 (File No. 333-222233). All other compensation for the Named Executive Officers for fiscal year 2017 was previously reported by the Company in the 2017 Summary Compensation Table beginning on page 187 of the Prospectus. As of the filing of the Prospectus, the amounts of the cash bonus awards for fiscal year 2017 for the Named Executive Officers had not been determined and, therefore, were not included in the 2017 Summary Compensation Table included in the Prospectus. Pursuant to Item 5.02(f) of Form 8-K, the amounts of the cash bonus awards for fiscal year 2017 and the total compensation for fiscal year 2017 for the Named Executive Officers, recalculated to include the cash bonus awards for fiscal year 2017, are set forth below.

Name and Principal Position	Bonus ($)	Total ($)
Timothy J. Whall	$957,101	$1,937,419
President and Chief Executive Officer (“CEO”) (until September 2017) and, since September 2017, CEO

Jeffrey Likosar	$546,425	$1,903,211
Executive Vice President and, since February 2017, Executive Vice President and Chief Financial Officer

Daniel M. Bresingham	$552,330	$1,244,955

Former Chief Financial Officer (until February 2017), Executive Vice President,

Treasurer, and Chief of Staff (until August 2017), and since September 2017, Executive

Vice President, Treasurer, and Chief Administrative Officer

James D. DeVries	$563,160	$1,726,150
Executive Vice President and Chief Operating Officer (until September 2017) and, since September 2017, President

Jamie E. Haenggi	$286,399	$875,556
Senior Vice President and Chief Marketing Officer (until September 2017) and, since September 2017 Senior Vice President and Chief Sales and Marketing Officer

Donald Young	$552,330	$1,232,167
Senior Vice President and Chief Information Officer

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release issued by ADT Inc. on March 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2018	ADT Inc.

	By:	/s/ P. Gray Finney
P. Gray Finney
Senior Vice President, Chief Legal Officer and Secretary